Exhibit 10.4  -- Consulting Service Agreement

                          CONSULTING SERVICE AGREEMENT
                               WITH T. J. JESKY


This consulting services agreement ("Consulting Agreement") is made as of this 3rd day of May, 2004, by and between T. J. Jesky, 1801 E. Tropicana,
Suite 9, Las Vegas, NV 89119, (referred to herein as the "Consultant") and Absolute Glass Protection, Inc., 3140 Venture Drive, Las Vegas, NV 89101 (referred to herein as the "Company"), with T. J. Jesky and Company collectively sometimes herein referred to as the "Parties". The Parties hereto, for ten (10) dollars and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

WHEREAS, the Company (a Nevada corporation) is a fully reporting company whose securities are traded on the Over-the-Counter Bulletin Board under the ticker symbol "ASLG"; and

WHEREAS, and the Consultant is a filing agent with the Securities and Exchange Commission ("SEC") and is in the business of assisting companies with the preparation of diligence material relating to drafting of SEC filings; and

WHEREAS, the Company wishes to retain T. J. Jesky as a non-exclusive corporate consultant; and

      IT IS, THEREFORE agreed that:

1. Services. The Company shall retain T. J. Jesky to provide general corporate consulting services which may include, but not be limited to: assistance in the drafting, preparation, and assistance with general filings in accordance with the Rules and Regulations of the Securities and
Exchange Commission. The filings to be worked on by the Consultant may include, but not be limited to filings such as Form 10K-SB for the calendar year ending September 30, 2004 and the Form 10Q-SB, for the periods ending December 31, 2003, March 31, 2004 and June 30, 2004.  Any required
Form 14a, Form 8-K, Form S-8, and other required filings through September 30,
2004.   The Consultant shall agree to make himself available for the foregoing purposes and devote such business time and attention thereto as it shall determine is required.

The Company understands that any and all suggestions, opinions or advice given to the Company by the Consultant are advisory only and the ultimate responsibility, liability and decision regarding any action(s) taken or filings made lies solely with the Company and not with the Consultant.

2. Term. The term of this Consulting Agreement shall be from the date hereof until the Form 10K-SB is completed for the period ended September 30, 2004 (the "Term"). This includes the completion of the annual report for 2004.

3. Compensation. As compensation for entering into this Consulting Agreement and for services rendered over the Term, Mr. T. J. Jesky shall be granted two hundred twenty-five thousand (225,000) shares of the Company's common stock, par value $0.001 per share. The Company hereby agrees to register the shares of common stock underlying the above referenced common stock on a Form S-8 registration statement.

4. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties consent to the jurisdiction of the courts of the State of Nevada and the United States District Court of Nevada, and their respective appellate Courts and further waive objection to venue in any such court for all cases in controversy relating to disagreement or the relationship between the parties.

5. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

6. Indemnification. Company shall indemnify and hold harmless the Consultant from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any or omission by Company. The Consultant shall indemnify and hold harmless the Company from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses resulting or arising from any act or omission by the Consultant.

7.  Miscellaneous.

           7.1  Assignment. This Agreement is not transferable or assignable.

           7.2 Execution and Delivery of Agreement. Each of the parties shall be entitled to rely on delivery by fax transmission of an executed copy of this agreement by the other party, and acceptance of such fax copies shall create a valid and binding agreement between the parties.

          7.3 Titles. The titles of the sections and subsections of this agreement are for the convenience of reference only and are not to be considered in construing this agreement.

          7.4 Severability. The invalidity or unenforceability of any particular provision of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

          7.5 Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matters herein and supersedes and replaces any prior agreements and understandings, whether oral or written, between them with respect to such matters.

         7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.


May 3, 2004

                                            ABSOLUTE GLASS PROTECTION, INC.

                                            By: /s/ John Dean Harper
                                            ------------------------------
                                                    John Dean Harper
                                                    Chairman and President

  AGREED AND ACCEPTED

  By:    /s/ T. J. Jesky
         ---------------------------
         T. J. Jesky
         1801 E. Tropicana, Suite 9
         Las Vegas, NV  89119


225,000 Shares. Number of Shares to be issued to T. J. Jesky pursuant to this agreement.